SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           COACHMAN INDUSTRIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                            COACHMEN INDUSTRIES, INC.
                                  P.O. Box 3300
                             Elkhart, Indiana 46515
                                  219-262-0123

                             -----------------------

                          SUPPLEMENT TO PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 4, 2000

                             -----------------------

      The following information supplements the proxy statement, dated March 27, 2000, of Coachmen Industries, Inc. furnished to shareholders of Coachmen in connection with the solicitation of proxies on behalf of the board of directors of Coachmen for use at Coachmen's 2000 Annual Meeting of Shareholders, which is scheduled to be held at Christiana Creek Country Club, 116 West Bristol Street, Elkhart, Indiana, on May 4, 2000 at 10:00 A.M., and at any adjournments or postponements thereof. The purposes of the annual meeting are as stated in the notice of annual meeting of shareholders, dated March 27, 2000, which accompanied the proxy statement. This supplement should be read in conjunction with the proxy statement.

      Only holders of record of shares of Coachmen's common stock as of the close of business on March 21, 2000, are entitled to receive notice of and to vote at the annual meeting.

      On April 20, 2000, Thor Industries, Inc. publicly announced its intention to solicit proxies to withhold authority for the election of directors and in opposition to the approval of the 2000 Omnibus Stock Incentive Program.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN COACHMEN'S PROXY STATEMENT AND FOR THE APPROVAL OF THE 2000 OMNIBUS STOCK INCENTIVE PROGRAM ON COACHMEN'S ENCLOSED WHITE PROXY CARD.

      If you have not already marked, signed and dated a WHITE proxy card that was furnished with Coachmen's proxy statement, dated as of March 27, 2000, you can vote your shares by marking, signing and dating the enclosed WHITE proxy card and returning it in the postage paid envelope or by casting a ballot in person at the annual meeting.

      YOU MAY REVOKE YOUR PROXY OR SUBMIT A REVISED PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING. YOU HAVE THE RIGHT TO REVOKE ANY PROXY YOU MAY HAVE PREVIOUSLY GIVEN TO THOR. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN, IN THE ENCLOSED POSTAGE-PAID ENVELOPE, THE WHITE PROXY CARD THAT ACCOMPANIES THIS SUPPLEMENTAL PROXY STATEMENT. ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

      IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE WHITE PROXY CARD, THE PROXY CARD WILL BE VOTED FOR THE DIRECTOR NOMINEES PROPOSED FOR ELECTION BY COACHMEN AND FOR THE APPROVAL OF THE 2000 OMNIBUS STOCK INCENTIVE PROGRAM.

                   RECENT DEVELOPMENTS - THE THOR SOLICITATION

Background

      On February 21, 2000 Coachmen received an unsolicited merger proposal from Thor at a nominal value of $17.00 per Coachmen share, consisting of 50% in cash and 50% in Thor stock. On March 16th the board considered and rejected Thor's proposal. A letter was sent to Thor to that effect by the Company. On April 17, 2000 Wade F.B. Thompson, Chairman of Thor, sent a letter to Claire C. Skinner, Chairman of Coachmen, proposing that Thor acquire all of the outstanding shares of Coachmen for a nominal value of $18.00 per Coachmen share, the consideration to consist of 60% in cash and 40% in Thor stock. Upon receipt of the letter, Coachmen issued a press release stating that its board of directors would hold a special board meeting to review Thor's merger proposal. At that time, Coachmen urged shareholders to take no action prior to the special board meeting.

      On April 20th Mr. Thompson issued a press release in the form of a letter to Coachmen shareholders in which Mr. Thompson suggested that Coachmen shareholders withhold authority to vote for all named directors in Coachmen's proxy statement and vote against approval of the 2000 Omnibus Stock Incentive Plan at the annual meeting. On the same day, Thor filed preliminary proxy materials with the Securities and Exchange Commission which also urged Coachmen to take the action suggested in Mr. Thompson's April 20th letter. On April 28th Mr. Thompson filed definitive proxy materials with the SEC.

      On April 26th the board of directors of Coachmen met to consider the Thor proposal. After thoroughly considering Thor's proposal, the board determined to reject Thor's proposal as not in the best interests of Coachmen and its shareholders, employees, dealers, customers, suppliers, communities and other stakeholder constituencies. On the morning of April 27th Coachmen issued a press release in which it mentioned some of the factors that the board took into consideration. These factors included, among other things:

      o Coachmen's strategic business plans and strategies which the board of directors believes will generate superior value for shareholders with Coachmen as an independent company.

      o The board of directors' belief, reached in conjunction with its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, that the Thor offer is inadequate and does not reflect the inherent value of Coachmen nor the significant growth potential of the Company's core RV and modular housing businesses.

      o The board of directors' concern that a combination with Thor would not achieve meaningful merger synergies. The board noted that historically there have been a lack of returns to investment scale in the RV industry. The board also believes there would be major difficulties in attempting to integrate two companies that have profoundly different operating philosophies as to product positioning and value, dealer practices and corporate culture. The board also noted Thor's lack of familiarity with modular housing.

      On April 20, 2000 a class action lawsuit was commenced in Elkhart Superior Court, in Indiana against Coachmen and each of the directors of Coachmen, seeking an injunction to force the board of directors to, among other things, fulfill its fiduciary duties and resolve any conflicts of interest existing in the board. This lawsuit was amended on April 28th to seek a preliminary injunction


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

to postpone Coachmen's Annual Meeting on May 4, 2000. Coachmen believes that this action is without merit and intends to vigorously defend against it.

                       BOARD OF DIRECTORS' RECOMMENDATION

      The Board of Directors urges shareholders not to sign any other proxy card which may be furnished to them and to sign only the WHITE proxy card enclosed with this supplemental proxy or previously enclosed with Coachmen's proxy materials dated March 27, 2000 - and if any other proxy card provided by Thor was previously signed, to revoke such proxy by signing the WHITE proxy card.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN COACHMEN'S PROXY STATEMENT AND FOR THE APPROVAL OF THE 2000 OMNIBUS STOCK INCENTIVE PROGRAM ON COACHMEN'S ENCLOSED WHITE PROXY CARD.

                        PARTICIPANTS IN THE SOLICITATION

      Under applicable regulations of the Securities and Exchange Commission, each member of the Board, certain executive officers of Coachmen may be deemed to be a "participant" in Coach men's solicitation of proxies from Coachmen shareholders in favor of the slate of director nominees and the 2000 Omnibus Stock Incentive Program to be voted on at the Annual Meeting of Coachmen Shareholders. Set forth below with respect to each participant are his or her name, principal occupation or employment, business address, the amount of securities of Coachmen beneficially owned and additional information concerning transactions in shares of Coachmen stock during the past two years. Unless otherwise indicated, the business address of each participant is P.O. Box 3300, Elkhart, Indiana 46515.

Director Nominees

      The principal occupations of Coachmen's director nominees who are deemed participants in the solicitation, other than Claire C. Skinner and Keith D. Corson (who are listed under Executive Officers below), are set forth in Coachmen's proxy statement for the 2000 Annual Meeting of Stockholders to be held on May 4, 2000, that has previously been furnished to Coachmen's stockholders. The principal business addresses of the director nominees are as follows:

Name                                  Address
----                                  -------

Geoffrey B. Bloom...................  Wolverine World Wide
                                      9341 Courtland Dr. NE
                                      Rockford, MI 49531

Thomas H. Corson....................  600 Skyview Drive
                                      Middlebury, IN 46540


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

Robert J. Deputy....................  Godfrey Marine
                                      4310 Middlebury St.
                                      P.O. Box 1158
                                      Elkhart, IN 46515

Donald W. Hudler....................  Saturn Retail Enterprises, Inc.
                                      South Park Towers
                                      6000 Fairview Rd., Suite 310
                                      Charlotte, NC 28210

William P. Johnson..................  Goshen Rubber Co., Inc.
                                      102 W. Lincoln Ave.
                                      P.O. Box 568
                                      Goshen, IN 46527

Philip G. Lux.......................  54369 Susquehanna Ct.
                                      Elkhart, IN 46516

Edwin W. Miller.....................  #10 Oakmont Ln.
                                      Far Hills, NJ 07931

Frederick M. Miller.................  Dykema & Gossett
                                      400 Renaissance Center
                                      36th Floor
                                      Detroit, MI 48243

Executive Officers

      The principal occupations of Coachmen's executive officers who may be deemed participants in the solicitation are set forth below. The principal business address of each such person is that of Coachmen.

Name                          Principal Occupation
----                          --------------------

Claire C. Skinner............ Chairman of the Board & Chief Executive Officer

Keith D. Corson.............. President & Chief Operating Officer

James E. Jack................ Executive Vice President & Chief Financial Officer

Information Regarding Ownership of Coachmen's Securities by Participants

      The number of shares of Coachmen stock held by the directors and named executive officers is set forth in the proxy statement. The number of shares of common stock held by the other participant, including all shares which such person has the right to acquire within sixty (60) days, is set forth below:


Name                                   Stock Ownership
----                                   ---------------

James E. Jack......................... 4,011


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

Information Regarding Transactions in Coachmen Securities by Participants

                                                                Number of
                                                                Shares Acquired
Name                                         Transaction Date   or Sold           Note
----                                         ----------------   -------           ----
Non-employee Directors
Thomas H. Corson ........................    6/8/98                (100)          (2)
                                             6/26/98            (10,000)          (2)
                                             12/14/98            (3,500)          (2)
                                             1/28/99                400           (5)
                                             12/6/99             (5,000)          (2)
                                             2/15/00             10,000           (4)

D. S. Corson (wife of T. H. Corson)* ....    6/26/98            (10,000)          (2)
                                             12/14/98            (1,300)          (2)
                                             12/6/99             (5,000)          (2)

Robert J. Deputy ........................    8/3/98               2,500           (4)
                                             8/4/99               5,000           (4)
                                             9/13/99              3,000           (4)
                                             11/26/99             5,000           (4)
                                             12/28/99            (5,000)          (4)

William P. Johnson ......................    1/28/99                400           (5)
                                             2/14/00                900           (4)
                                             2/14/00                215           (4)
                                             3/23/00              3,000           (4)
                                             3/23/00              1,000           (4)

Philip G. Lux ...........................    1/28/99                400           (5)

Edwin W. Miller .........................    1/28/99                400           (5)
                                             8/17/99              1,000           (4)

Executive Officers

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

Keith D. Corson .........................    12/14/98               400           (2)
                                             1/22/99             10,000           (3)
                                             1/22/99             (6,200)          (4)
                                             1/29/99             (1,500)          (4)
                                             2/1/99              (3,500)          (4)
                                             12/6/99              1,300           (2)
                                             12/29/99            10,000           (3)

Claire C. Skinner .......................    1/22/99             10,000           (3)
                                             1/22/99             (1,700)          (4)
                                             1/22/99             (4,500)          (4)

J.P. Skinner (husband of C. K. Skinner)*.    1/22/99              4,000           (3)
                                             1/22/99             (2,480)          (4)
                                             12/1/99                300           (6)

James E. Jack ...........................    12/31/99             1,000           (4)
                                             2/15/00              1,000           (4)
                                             3/27/00                400           (4)
                                             3/27/00                600           (4)
                                             3/31/00                 11           (1)

(1)   Dividend reinvestment
(2)   Gift (given) or received
(3)   Exercise of stock option
(4)   Open market purchase or (sale) of common stock
(5)   Award of stock to directors under the 1994 Omnibus Stock Incentive Program
(6)   Stock grant

*Beneficial ownership is disclaimed for transactions involving D.S. Corson and J.P Skinner.

      To the best knowledge of Coachmen, none of the foregoing persons owns of record any securities of Coachmen which are not also beneficially owned by them nor do they beneficially own, directory or indirectly, any securities of any parent or subsidiary of Coachmen. Except for the information disclosed herein and in the proxy statement, to the best knowledge of Coachmen, none of the foregoing persons nor any associate of such persons is or has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Coachmen, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except for the information disclosed herein and in the proxy statement, to the best


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

knowledge of Coachmen, none of the foregoing persons nor any associate of such persons has any agreement or understanding with any person with respect to any future employment by Coachmen or its affiliates or any future transactions to which Coachmen or any of its affiliates will or may be a party. Furthermore, except as described in the proxy statement, none of the foregoing persons, nor any associate of such persons is either a party to any transaction or series of transactions since January 1, 1999, or has knowledge of any currently proposed transaction or series of transactions, (i) to which Coachmen or any of its affiliates was or is to be a party (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant affiliate had, or will have, a direct or indirect material interest.

Method and Cost of Proxy Solicitation

      Proxies may be solicited, without additional compensation, by directors, officers and employees of Coachmen by mail, e-mail, the Internet, telephone, facsimile, telegram, in person or otherwise. Coachmen will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials. In addition, Coachmen will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Coachmen's stock and obtain their voting instructions. Coachmen will reimburse those firms for their expenses in accordance with the rules of the Securities and Exchange Commission and New York Stock Exchange. In addition, Coachmen has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $50,000 plus out of pocket expenses. It is anticipated that approximately 50 employees of Innisfree may solicit proxies from Coachmen's shareholders. Coachmen estimates that total expenditures for the solicitation will be $100,000, approximately $10,000 of which has been spent to date.

                           FORWARD LOOKING STATEMENTS

      Coachmen and its representatives may from time to time make forward-looking statements in reports filed with the SEC, reports to shareholders, press releases, other written documents and oral presentations. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. As permitted by the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Coachmen is identifying in this supplement to the proxy statement important factors that could cause Coachmen's actual results to differ materially from those projected in these forward-looking statements. These factors include, but are not necessarily limited to, the potential fluctuations in Coachmen's operating results, the implementation of the new enterprise-wide software, the availability of gasoline, the dependence of Coachmen on chassis suppliers, interest rates, competition, government regulations, and other risks identified in Coachmen's SEC filings.


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

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                                    IMPORTANT

      PLEASE DO NOT RETURN ANY BLUE THOR PROXY CARD FOR ANY REASON. ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED, AND ANY BLUE THOR PROXY SENT IN FOR ANY REASON COULD INVALIDATE PREVIOUS CARDS SENT BY YOU TO SUPPORT COACHMEN'S BOARD OF DIRECTORS.

      Your vote is important. Please take a moment to SIGN, DATE and promptly MAIL your WHITE proxy card in the postage-paid envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign the WHITE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE instruction card in the postage-paid envelope provided. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE proxy card to be issued representing your shares.

      If you have any questions or need assistance in voting your shares, please call:

                           INNISFREE M&A INCORPORATED
                               501 MADISON AVENUE
                                   20TH FLOOR
                            NEW YORK, NEW YORK 10022
                         CALL TOLL FREE: (888) 750-5834
                  BANKS & BROKERS CALL COLLECT: (212) 750-5833

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May 1, 2000


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